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                                                                    EXHIBIT 10.1

                            FORM OF LEASE AGREEMENT


     THIS LEASE is made and entered into as of the _______ day of ____________, 19___, by and between ________________________________ ("Landlord"), and TCA OF
__________, INC., a Missouri corporation ("Tenant").

     WITNESSETH, THAT:

     WHEREAS, Landlord desires to lease to Tenant and Tenant desires to lease from Landlord certain premises for the establishment and operation of a long-term care hospital (the "Hospital"), subject to the terms and conditions hereinafter set forth.

     WHEREAS, Landlord owns that certain property described on Exhibit A, with room for not less than thirty-six (36) licensed beds and space for related support services and facilities as required for state licensure, which exhibit is attached hereto and incorporated herein by this reference (the "Premises"); and

     NOW, THEREFORE, in consideration of the rent and the conditions, covenants and agreements contained herein, and for other good and valuable consideration, the parties agree as follows:

1. PREMISES AND USE. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord upon and subject to the terms, provisions and conditions of this Lease, the Premises. The Premises shall be used for the purpose of operating a long-term care hospital and related facilities. In addition to the property described on Exhibit A, Landlord shall provide (at no additional cost) additional facilities as part of the Premises to accommodate six (6) offices, one (1) conference room and related secretarial support area in buildings owned by Landlord at Landlord's hospital campus (the term "Premises") shall include such additional space.

2.   TERM AND TERMINATION.

     2.1. INITIAL TERM. This Lease shall be for a term of ______ years (the "Initial Term") commencing on the date the Hospital becomes licensed and begins accepting patients (the "Operational Date").

     2.2. RENEWAL TERM. Tenant shall have the option to renew this Lease, with Landlord's consent, for an additional ______ year term, commencing on the date the Initial Term expires, such option to be exercised by written notice to the Landlord six (6) months prior to the end of the Initial Term ("Renewal Term"). Landlord shall be deemed to have consented to such renewal unless Landlord notifies Tenant that it does not so consent within thirty (30) days after receipt of Tenant's notice to renew this Lease.



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     2.3.   TERMINATION.  This Lease shall terminate upon expiration of the
Initial Term if Tenant does not give the notice to renew the Lease for a Renewal Term as described in Section 2.2.

3. RENT. During the first six months of the Initial Term the Tenant shall pay no rent and for the remainder of the Initial Term the Tenant shall pay rent at the rate of $___________ per licensed bed per year (the "Rent"). The Rent shall be payable in equal monthly installments, in arrears on the twentieth day of the following month. After the first year, the Rent shall be increased each year by a percentage amount equal to the lesser of (i) the percentage increase in the Hospital Market Basket Index factor for the immediately preceding calendar year for the metropolitan area that includes the Hospital, or (ii) four percent (4%) (the "COST INCREASE FACTOR"). Additional Rent is provided for in Section 4.12. hereof.

4.   OBLIGATIONS OF TENANT.

     4.1. COMPLIANCE WITH LAW. Tenant shall not use or permit the use of the Premises or any part thereof for any purposes forbidden by law or ordinance now in force or hereafter enacted in respect to the use of occupancy of the Premises.

     4.2. ACCESS. Tenant shall give access to Landlord or its representatives, at all reasonable times to enter upon the Premises to examine the condition thereof and make such repairs as may be required pursuant to this Lease.

     4.3. DILIGENCE. Tenant shall use reasonable diligence in the care and protection of the Premises during the Initial Term and any Renewal Term of this Lease.

     4.4. CERTIFICATION AND ACCREDITATION. Tenant will actively pursue and keep (i) accreditation of the Hospital by the Joint Commission on Accreditation of Healthcare Organizations ("JCAHO") or an equivalent organization reasonably acceptable to both parties (an "Equivalent Organization"); (ii) certification as a long-term acute care hospital under the Medicare program; and (iii) issuance of all necessary state licenses. Tenant will pay all related application fees and associated costs in connection with such accreditation, certification and state licensure. Tenant will perform all of its obligations under this Agreement in accordance with applicable federal, state and local laws and regulations. Tenant will perform all acts necessary to maintain the Hospital as a long-term acute care hospital for purposes of Medicare certification and state licensure. In the event that Tenant shall fail to receive either state licensure or Medicare certification as a long-term care hospital, then Tenant may terminate this Agreement without any liability on ten
(10) days written notice to Landlord. Additionally should Tenant ever lose such licensure or certification under the Medicare program by reason of a change in the laws or regulations applicable to long-term acute care hospitals, then Tenant may immediately terminate this agreement without liability by written notice to Landlord. In the event that Tenant should fail to obtain and maintain accreditation by JCAHO or an Equivalent Organization, such failure shall be deemed a material breach of this Lease if such failure is not cured within ninety (90) days.


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     4.5.   NOTICE OF NECESSARY REPAIRS.  Tenant shall, as soon as reasonably practicable, notify Landlord of the necessity for any repairs or maintenance known to Tenant.

     4.6. PATIENT CARE. Tenant agrees to provide patient care to its patients in accordance with the standard for long-term acute care hospitals in the community in which the Hospital is located and consistent with the standard of patient care provided by the Landlord.

     4.7. EMPLOYMENT OF LANDLORD'S EMPLOYEES. During the Initial Term and any Renewal Term of this Agreement, Tenant covenants not to solicit, attempt to employ or employ any employee of Landlord or individual employed by Landlord within the prior six (6) months without consent of Landlord, which consent shall not be unreasonably withheld. However, at Landlord's request, Tenant shall give Landlord notice of all staffing needs during the term of this Agreement and shall interview all qualified candidates provided by Landlord for needed staffing. All hiring decisions are solely within Tenant's discretion.

     4.8. ALTERATIONS, IMPROVEMENTS OR ADDITIONS. Without the prior written consent of the Landlord, which consent shall not be unreasonably withheld, the Tenant shall not make, or permit anyone to make, any alterations, improvements or additions in or to the Premises, or install any equipment of any kind that will cause any alteration or addition to the water, heating, air conditioning or electrical or other systems or equipment of the Facility.

     4.9. TRADE FIXTURES. Subject to the Landlord's approval (which approval should not be unreasonably withheld) Tenant may install such trade fixtures as necessary in the conduct of its business provided that such trade fixtures do not cause harm to the Premises either in their installation or removal. Tenant may remove such trade fixtures upon the expiration or earlier termination of this Lease if Tenant is able to remove such trade fixtures without causing damage to the Premises; otherwise such trade fixtures shall become the property of the Landlord.

     4.10. SIGNAGE. The Tenant, at Tenant's sole cost and expense, may place and maintain in and about the Premises, including on the exterior of the building, in the Landlord's lobby areas and at elevators, neat and appropriate signs clearly identifying the Tenant and its business therein as separate and distinct from the business of the Landlord. Landlord shall have the right to approve the placement, design and quantity of all such signs. With the prior consent of Landlord, which consent shall not be unreasonably withheld, and subject to the approval of any governmental authority having jurisdiction, Tenant, at Tenant's cost and expense, may erect and maintain signage on or about the Premises and appurtenant areas identifying the Tenant and its services.
Upon the expiration or earlier termination of this Lease, the Tenant shall remove all signs and repair any damage to the Premises or appurtenant areas caused by the erection, maintenance or removal of the signs. Any signs must be consistent in design, size and construction with existing signs and buildings.

     4.11. NON-COMPETITION COVENANT. Tenant, on behalf of itself and its subsidiaries, covenants and agrees that, during the Initial Term and any Renewal Term, it shall not, directly or indirectly, within a twenty (20) mile radius of the Premises, own, manage, operate, control, participate in the management or control of, or act as agent for, lend its name to or initiate or


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maintain or continue any interest whatsoever in a long-term care hospital defined as hospitals or hospitals within hospitals formed and operated to be exempt from the Medicare Prospective Payment System in accordance with the Health Care Financing Administration provisions for long-term care hospitals, as such provisions may be amended from time to time.

     Tenant acknowledges that this non-competition covenant is essential to the continued success of the Landlord and that the Landlord would sustain irreparable harm and damage in the event that the Tenant violates the covenant and that damages would not provide an adequate remedy to the Landlord. Tenant further acknowledges that compliance with this non-competition covenant will not constitute an unreasonable hardship or deprive it of the opportunity to conduct its intended business.

     4.12.  LEASEHOLD IMPROVEMENTS.  In addition to the amounts specified in
Section 3., Tenant shall pay to Landlord additional Rent in an amount up to the first $_____________ of the cost of the leasehold improvements to the Premises in accordance with the space plan as described in Exhibit B. Such additional Rent shall be in addition to the amounts set forth in Article 3.

     4.13. REAL PROPERTY TAXES. Tenant shall pay all real property taxes, if any, assessed against the Premises. If Tenant is unable or refuses to pay any such real property taxes assessed for a tax year, Tenant shall notify Landlord within thirty (30) days of the due date of said real property taxes and Landlord shall have the right but not the obligation to pay such real property taxes and to add the amount of said real property taxes paid by Landlord against future Rent to be paid to Landlord. Tenant shall have the right to contest the assessment of such taxes and the assessed valuation, if any.

5.    OBLIGATIONS OF LANDLORD.

     5.1. LICENSED BEDS. Landlord will provide the space required to operate not less than thirty-six (36) licensed beds and space for all required related support services and facilities, which space shall comply with all applicable federal, state and local laws.

     5.2.   LEASEHOLD IMPROVEMENTS.  Landlord shall pay for the cost of all
leasehold   improvements that exceed the $____________, provided, that if
Tenant, in its sole discretion, requests modifications to the specifications set forth on Exhibit B, and such modifications increase the cost of the leasehold improvements, then Tenant shall pay to the Landlord such additional cost as additional Rent. In the event that any third party (i.e. a governmental or regulatory entity), requires any changes to the specifications set forth on Exhibit B, that increases the cost of the leasehold improvements then prior to incurring any costs for leasehold improvements, Landlord and Tenant shall have consented to share equally the increased costs or either party may terminate this Lease without liability to the other party. Landlord shall be responsible for coordinating and facilitating the completion of the leasehold improvements to the Premises in accordance with the space plan as described in Exhibit B in conformance with all applicable legal requirements to cause the Hospital to be licensed as an acute care facility and certified as a long-term acute care hospital under the Medicare program and in conformance with Tenant specifications. Such improvements


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shall be completed at least two (2) weeks prior to the Operational Date which date shall occur not later than July 1, 1996, unless otherwise agreed by Landlord and Tenant.

     5.3. SERVICES TO BE PROVIDED BY LANDLORD. Landlord shall provide or arrange for the provision of the following to Tenant:

            (a) HOUSEKEEPING AND JANITORIAL SERVICES. Landlord shall provide all housekeeping and janitorial services necessary to ensure that the Hospital is in good order and in compliance with all applicable federal and state laws and regulations. These services shall include cleaning of needle disposal systems and medical, biological and hazardous waste disposal.

            (b) MAINTENANCE SERVICES. Landlord shall provide all maintenance services necessary to ensure that the Premises and all the equipment located therein (except equipment provided by Tenant) are in good working order consistent with the normal and customary standard of maintenance in Landlord's hospital and in compliance with all applicable federal, state and local laws and regulations. Landlord shall keep the water pipes, sewer drains, heating and cooling apparatus, elevator machinery and sprinkler system in good order and make all repairs and alterations deemed necessary by Tenant at Landlord's cost and expense and all repairs and alterations so made shall remain as a part of the realty.

            (c) SAFETY AND SECURITY SERVICES. Landlord shall provide all safety and security services for the Hospital. Such services shall be comparable to the safety and security services provided in the Landlord's hospital.

            (d) CENTRAL STERILE PROCESSING AND GENERAL STORES. Landlord shall provide all central sterile processing services required by Tenant. In addition, Landlord shall provide all non-purchasing-related general stores functions, including, but not limited to, shipping, receiving, storage, and distribution.

            (e) LAUNDRY AND LINEN SERVICE. Landlord shall provide clean linens and laundry services as necessary for the operation of the Hospital in compliance with all applicable federal and state laws and regulations. Tenant shall pay $_____ per hospital patient day for said linen and laundry services during the first year of this Lease. Thereafter, said amount shall be increased each year by a percentage equal to the Cost Increase Factor. Landlord shall bill Tenant monthly for said services at the end of each month and Tenant will pay said bill by the twentieth day of the following month.

            (f) DIETARY SERVICES. Landlord shall provide all dietary and nutritional services, including enterals, the provision of all food services to Tenant's patients and a minimum of eight hours per month of dietary consulting services. Tenant shall pay $_____ per hospital patient day for said dietary and nutritional services during the first year of this Lease. Thereafter, said amount shall be increased each year by a percentage equal to the Cost Increase Factor. Landlord shall bill Tenant monthly for said services at the end of each month and Tenant will pay said bill by the twentieth day of the following month.




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            (g) ADDITIONAL ANCILLARY SERVICES.  To the extent expressly permitted by law, in the event that Tenant determines to purchase any other ancillary services from third party sources, Tenant shall negotiate first with Landlord for the provision of such services. If Tenant and Landlord are unable to reach a mutually acceptable agreement under which Landlord would provide the services, then Tenant may purchase the services from a third party.

     5.4. UTILITIES. Landlord shall be responsible for all costs for utility services including all charges for gas, water and electricity used on the Premises. If Landlord is unable or refuses to pay any such costs for utilities, Landlord shall notify Tenant immediately and Tenant shall have the right but not the obligation to pay such costs for utilities and to offset the amount of any such costs so paid by Tenant against future Rent to be paid to Landlord.

     5.5. PERSONAL PROPERTY TO BE FURNISHED BY LANDLORD. Landlord shall furnish patient rooms, nursing units, galley areas, staff offices, conference rooms and other areas with appropriate furniture and equipment (including provision of patient addressograph cards and patient identification bands but excluding computers) and shall also provide the medical equipment listed on Exhibit C. Each patient room shall contain a standard hospital bed and a night stand and overbed table for each licensed bed, a nurse call system, needle disposal system, medical gas and oxygen service, telephone, wardrobe, television, and a blood pressure wall mount for each patient bed. Each nursing unit shall include a refrigerator, pantry, microwave oven, chart rack, ice machine and examination table.

     5.6. INSURANCE REQUIREMENTS. During the Initial Term and any Renewal Term of this Lease, Landlord shall maintain with an insurance carrier at its sole cost and expense, professional liability insurance, personal property insurance for personal property belonging to Landlord on the Premises, and public liability, fire and casualty insurance for the Premises, naming Tenant as an additional insured. Landlord shall provide to Tenant certificates of insurance for the required coverage, which shall provide that Tenant receive at least thirty (30) days prior written notification in the event of cancellation, amendment or expiration of said insurance. If Landlord shall fail to obtain any of the required insurance, or any renewal thereof, or to deliver the certificate of the same to Tenant, Tenant shall have the right without relieving Landlord of default, to obtain such insurance for the account of Landlord, the premium and any other costs thereof shall be immediately payable to Tenant by Landlord. Tenant shall maintain insurance with respect to its personal property located on the Premises. Tenant shall also maintain, at its expense, reasonable amounts of insurance for professional liability in the amount of $2,000,000 per occurrence and $2,000,000 annual aggregate, naming Landlord as an additional insured. Tenant shall provide Landlord with certificates of such insurance for the required coverage, which shall provide that Landlord receive at least thirty (30) days' prior written notification in the event of cancellation, amendment or expiration of said insurance.

     5.7. NON-COMPETITION COVENANT. Landlord, on behalf of itself and its subsidiaries and affiliates covenants and agrees that, during the Initial Term and any Renewal Term, it shall not, directly or indirectly, within a twenty
(20) mile radius of the Premises, own, manage, operate, control, participate in the management or control of, or act as agent for, lend its name to or initiate or maintain or continue any interest whatsoever in a long-term care hospital defined as hospitals or



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hospitals-within-hospitals formed and operated to be exempt from the Medicare
Prospective Payment System in accordance with the Health Care Financing Administration provisions for long-term care hospitals, as such provisions may be amended from time to time.

     Landlord acknowledges that this non-competition covenant is essential to the continued success of the Tenant and that the Tenant would sustain irreparable harm and damage in the event that the Landlord violates the covenant and that damages would not provide an adequate remedy to the Tenant. Landlord further acknowledges that compliance with this non-competition covenant will not constitute an unreasonable hardship or deprive it of the opportunity to conduct its intended business.

     5.8. LICENSURE AND ACCREDITATION. Landlord has, and shall maintain in good standing, all federal, state and local licenses and certificates required by law and shall maintain accreditation by the JCAHO (or an Equivalent Organization) and certification as a Medicare provider throughout the term of this Agreement. Landlord shall assist Tenant in the preparation of materials required so that the Hospital is able to obtain and maintain state licensing, accreditation by the JCAHO, and certification as a long-term acute care hospital under the Medicare program. Landlord's failure to maintain accreditation by JCAHO or an Equivalent Organization shall constitute a material breach of this Lease if not cured within ninety (90) days.

     5.9. EMPLOYMENT OF TENANT'S EMPLOYEES. During the Initial Term and any Renewal Term of this Agreement, Landlord covenants not to solicit, attempt to employ or employ any employee of Tenant or individual employed within the prior six (6) months by Tenant without written consent of the Tenant, which consent shall not be unreasonably withheld.

6. DESTRUCTION OF PREMISES. The destruction of the Premises by fire, or the elements, or any material injury to the Premises which renders the Premises unquestionably untenantable for twenty (20) days shall, at the option of Tenant, result in a termination of this Lease. If Tenant does not terminate this Lease, Landlord shall reconstruct the Premises and replace Landlord's equipment, furnishings and personal property to the same condition as existed prior to the destruction at the earliest possible date, and Tenant's obligation to pay Rent shall be suspended until Tenant is able to resume use of the Premises for a hospital.

7. TENANT LIABILITY. Tenant shall not be liable to Landlord or any other person or corporation, including employees, for any damage to their person or property which occurs on the Premises and which may be caused by water, rain, snow, frost, fire, storm and accidents, or by breakage, stoppage or leakage of water, gas, heating and sewer pipes or plumbing, upon, about or adjacent to the Premises, or any other reason.

8.   INDEMNIFICATION.

     8.1.INDEMNIFICATION: TENANT. The Tenant shall indemnify, pay, defend and hold harmless the Landlord from and against any and all damages, liabilities, losses, costs, judgments, expenses, claims and causes of action of any kind or nature asserted against the Landlord foreseen or unforeseen, accrued or not yet accrued, arising from or in connection with the Tenant's use of the


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Premises, or the services performed by the Tenant pursuant to this Lease or from any omission or from any activity, work or things done, permitted or suffered by the Tenant in or about the Premises. The Tenant shall further indemnify, pay, defend and hold harmless the Landlord from and against any and all damages, liabilities, losses, costs, judgments, expenses, claims and causes of action arising from any breach or default in the performance of any obligation on the Tenant's part to be performed under the terms of this Lease, or arising from any negligence of the Tenant or any of the Tenant's employees, agents, invitees, or patients and from and against any action or proceeding brought thereon. In case of any such action or proceeding against the Landlord, the Tenant, upon notice for the Landlord, shall defend the same at the Tenant's sole cost and expense by counsel reasonably satisfactory to the Landlord. Without limiting the generality of the foregoing, the Tenant's obligations of indemnity hereunder shall extend to any hazardous material, substances or wastes which the Tenant places, utilizes or suffers to exist on or about the Premises. All of the Tenant's obligations of indemnity hereunder shall survive the termination or expiration of the Initial Term and any Renewal Term.

     8.2. INDEMNIFICATION: LANDLORD. The Landlord shall indemnify, pay, defend and hold harmless the Tenant from and against any and all damages, liabilities, losses, costs, judgments, expenses, claims and causes of action of any kind or nature asserted against the Tenant foreseen or unforeseen, accrued or not yet accrued, arising from or in connection with the services performed by the Landlord pursuant to this Lease or from any omission or from any activity, work or things done, permitted or suffered by the Landlord in or about the Premises in furtherance of this Lease. Landlord shall further indemnify, pay, defend and hold harmless the Tenant from and against any and all damages, liabilities, losses, costs, judgments, expenses, claims and causes of action arising from any breach or default in the performance of any obligation on the Landlord's part to be performed under the terms of this Lease, or arising from any negligence of the Landlord or any of the Landlord's employees, agents, invitees, or patients and from and against any action or proceeding brought thereon. In case of any such action or proceeding against the Tenant, the Landlord, upon notice from the Tenant, shall defend the same at the Landlord's sole cost and expense by counsel reasonably satisfactory to the Tenant. All of the Landlord's obligations of indemnity hereunder shall survive the termination or expiration of the Initial Term and the Renewal Term.

9. ASSIGNMENT AND SUBLETTING. Tenant shall not assign this Lease nor sublet the Premises in whole or in part without the consent of Landlord, which consent shall not be unreasonably withheld. Any assignment or sublease of the Premises or any part thereof by Tenant with the written consent of the Landlord shall not operate to release the Tenant from Tenant's obligations hereunder or authorize any subsequent assignment or sublease of the Premises or any part thereof without the written consent of the Landlord. If Tenant becomes the subject of a court proceeding in bankruptcy or liquidating receivership or shall make an assignment for the benefit of creditors, this Lease may by such fact or unauthorized act be canceled at the option of the Landlord. Landlord shall have the right to assign its interest in this Lease to an entity that purchases the real estate on which the Premises are located on the condition that (I) the assignee operates Landlord's hospital facility as an acute care medical surgical facility for the remainder of the term of this Lease; and (ii) the assignee agrees in writing to be bound by and comply with all of Landlord's obligations under this Lease.



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10.  DEFAULT.

     10.1. EVENTS OF DEFAULT. Failure of the Tenant to pay any installment of Rent as and when the same becomes due and payable, or the failure of the Tenant promptly and faithfully to keep and perform each and every covenant, agreement and stipulation herein on the part of the Tenant to be kept and performed shall, at the option of the Landlord, constitute a default of this Lease. Failure of the Landlord to promptly and faithfully keep and perform each and every covenant, agreement, and stipulation herein on the part of the Landlord to be kept and performed shall, at the option of the Tenant, constitute a default of this Lease.

     10.2. CURE PERIOD. In the event that either party breaches this Agreement, then the non-breaching party may provide written notice of its intent to terminate this Agreement. Such notice shall indicate the specific term or terms of this Agreement which have been breached and describe, in reasonable detail, the event or events that have caused the breach. If the event causing such notice is the bankruptcy, insolvency, liquidation or appointment of a receiver for the party receiving such notice, then this Agreement shall terminate forthwith, unless it is with respect to an involuntary proceeding in which case this Agreement shall terminate if such proceeding is not dismissed within sixty (60) days. If the event causing such notice is other than those listed above and if the party receiving notice of breach fails to correct or remedy the condition within a thirty (30) day period, then the other party may terminate this Agreement immediately upon delivery of written notice to the breaching party.

     10.3. REMEDIES. In the case of any breach or default of this Lease by Tenant, Landlord shall have all of the remedies, rights and authority against and with respect to Tenant provided by law. In the case of any breach or default of this Lease by Landlord, Tenant shall have all of the remedies, rights and authority against and with respect to Landlord provided by law, or in equity specifically including the right to injunctive relief.

11. PARKING. During the Initial Term and any Renewal Term, the Landlord shall, without charge to the Tenant, provide for the use of the Tenant, its employees, agents, invitees, and patients, the non-exclusive use of any paved unrestricted automobile parking areas located adjacent to the Premises. The Tenant agrees to cooperate with the Landlord and to abide by any reasonable rules and regulations the Landlord may make from time to time applicable to the use of the parking areas that are consistent with Landlord's regulations for parking by its staff, visitors, and patients. The Tenant acknowledges that it has no rights in or to any specific parking areas and that the Landlord may relocate parking lots or add parking decks to the areas surrounding the Premises and may grant reserved parking spaces to such persons as the landlord may so choose.

12. COMMON AREAS. Tenant shall have the right, during the hours such facilities are normally maintained by Landlord, to use the common areas of the Premises, such as entryways, hallways, waiting areas, lobby, restrooms, cafeteria, chapel, and medical library. Provided, however, Tenant, its employees, agents, invitees, and patients shall abide by all security rules, regulations, directives and the like that the Landlord shall promulgate from time to time.



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13.  TRANSFER OF PATIENTS.  It shall be the responsibility of Tenant to arrange for the transfer of the Tenant's patients to another facility upon termination of this Agreement for any cause. If under any circumstance (default, termination, or non-renewal) it becomes necessary for the Landlord to assume primary or significant responsibility for the care of the Tenant's patients, then: (I) the Tenant agrees to reimburse the Landlord the actual cost of this patient care, without regard to Medicare/Medicaid rates; and (ii) Landlord shall immediately seek to transfer the patients to an appropriate facility with Tenant to be responsible for reimbursing Landlord all costs associated with the transfer, including ambulance fees.

14. NOTICE. All notices, demands, or communications to be given under this Lease or by law shall be given in writing by delivery or by mail and shall be deemed given when delivered or, if mailed, one day after deposit in the U.S. mail, first class certified mail, postage prepaid, return receipt requested, and addressed to the respective addresses set forth below or to such other addresses as the addressee shall have furnished to the other party in the manner set forth in this section:


             To the Landlord at:       ______________________
                                       ______________________
                                       ______________________

                                       Attn: ________________


             To the Tenant at:         TCA OF _____________, INC.
                                       ______________________
                                       ______________________
                                       Attn: ________________


             with a copy to:           Transitional Care of America, Inc.
                                       7733 Forsyth Boulevard
                                       Suite 1100
                                       St. Louis, Missouri  63105
                                       Attn:  Chief Operating Officer



15. RELATIONSHIP OF THE PARTIES. Landlord and Tenant are independent entities and nothing in this Agreement shall be construed or be deemed to create any relationship other than that of independent parties contracting with each other solely for the purposes of carrying out the terms and conditions of this Agreement.

16. RECORDING. Upon request of either party, the other party shall execute and deliver a memorandum of this Lease suitable for recording and containing such terms hereof as the requesting party shall reasonably require; provided that any provisions relating to the payment of Rent shall be excluded therefrom.

17. CONFIDENTIALITY OF TERMS. Landlord agrees to keep the terms and conditions of this Lease confidential, and to not disclose such items and conditions to any other party other than its parent and affiliate organizations without the written consent of Tenant, except as Landlord may


Lease Agreement                                                          Page 10
be required by statute, regulation, or court order to disclose such matters. Notwithstanding the foregoing, Landlord may disclose the existence of this Lease and the identity of Tenant.

18. GOVERNING LAW. The validity of this Agreement, the interpretation of the rights and duties of the parties hereunder and the construction of the terms hereof shall be governed in accordance with the laws of Ohio.

19. SURVIVAL OF OBLIGATIONS. The provisions of Sections 4.7, 4.11, 4.13, 5.7, 5.9, 8, 9, 10, 13, 17, 18, 19, 20, and 21 shall survive and be binding on both parties to this Agreement after termination of this Agreement.

20. SEVERABILITY. If any part of this Agreement should be held to be void or unenforceable, such part will be treated as severable, leaving valid the remainder of this Agreement notwithstanding the part or parts found void or unenforceable.

21. ENTIRE AGREEMENT. All prior understandings and agreements between the parties are merged into this Lease, which Lease sets forth the entire understanding of the parties with respect to the subject matter hereof, and this Lease may not be amended or modified in any manner except by a writing signed by the party against which enforcement is sought. The covenants and agreements herein contained shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.



     LANDLORD:

                                By: __________________________
                                Title: _______________________



     TENANT:                    TCA OF ______________, INC.


                                By: __________________________
                                Title: _______________________



Lease Agreement                                                         Page 11

                                  EXHIBIT A
                                  ---------


                                   FLOOR PLAN



Lease Agreement                                                         Page 12

                                  EXHIBIT B

                       SUMMARY OF PROPOSED MODIFICATIONS

The following modifications are proposed by TCA to provide for the creation of an ACUTE Long-Term Care Hospital.

Upon completion of the proposed modifications, TCA anticipates that physical area will yield thirty-six (36) beds for patient occupancy. The detail of bed configurations would be as follows:



Lease Agreement                                                         Page 13

                                  EXHIBIT C

                 PERSONAL PROPERTY TO BE FURNISHED BY LANDLORD

     Wheelchairs (5)
     One Hoyer Lift
     One Island Tub including a whirlpool
     One Dual X-Ray Box









Lease Agreement                                                         Page 14